Exhibit 99.1

Compass Raises Fourth Quarter and Full-Year 2024 Outlook Ahead of Investor Conference

New York, NY – January 15, 2025 – Compass, Inc. (NYSE: COMP) (“Compass” or “the Company”), the largest residential real estate brokerage in the United States by sales volume[1], announces an update to its Q4 2024 and full-year 2024 outlook ahead of its participation at the Needham Growth Conference this morning.

“In a year where resale transactions are expected to approach a 29 year-low, Compass is on track to deliver record Adjusted EBITDA and free cash flow for the full-year 2024, and expects to be above the high-end of its previously announced Q4 2024 outlook. In the quarter, Compass recruited over 650 principal agents organically, which is a 50% improvement from the year-ago period. These results highlight Compass’ ability to continue to outperform the market, while still maintaining OPEX discipline”, said Compass Founder & CEO Robert Reffkin.

Kalani Reelitz, CFO of Compass, commented, “Our teams executed well in the fourth quarter, allowing us to raise our Q4 2024 and full-year 2024 outlook provided during our third quarter earnings call. Furthermore, our focus on OPEX discipline has put us in a position to generate positive free cash flow in every quarter this year including the fourth quarter, which has historically been a negative free cash flow quarter for us”.

The Company is raising its Q4 2024 and full-year 2024 outlook for revenue and Adjusted EBITDA and expects to be slightly below the low-end of its previously stated full-year 2024 non-GAAP OPEX range. Lastly, Compass is reiterating its free cash flow outlook for full-year 2024.

Updated Q4 2024 and Full-Year 2024 Outlook:
•Q4 revenue of $1.36 billion to $1.39 billion vs. $1.225 billion to $1.325 billion previously.
•Full-year 2024 revenue of $5.61 billion to $5.64 billion vs. $5.47 billion to $5.57 billion previously.
•Q4 Adjusted EBITDA of $15 to $18 million vs. $0 to $10 million previously.
•Full-year 2024 Adjusted EBITDA of $124 million to $127 million vs. $109 million to $119 million previously.
•The Company believes total 2024 non-GAAP OPEX will be slightly below the low-end of its previously announced non-GAAP OPEX range of $876 million to $896 million.
•The Company reiterates its expectation to be free cash flow positive for the full-year 2024.

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net loss because certain expenses excluded from GAAP Net loss when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for non-GAAP OPEX to GAAP OPEX because certain expenses excluded from GAAP OPEX cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures on a historical basis, see “Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA,” “Reconciliation of GAAP OPEX to non-GAAP OPEX” and “Reconciliation of GAAP Operating Cash Flow to Free Cash Flow” in the financial statement tables included within our third quarter earnings press release, dated October 30, 2024.

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Disclosure Channels
Compass uses its Investor Relations website, https://investors.compass.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website (www.compass.com), press releases, public conference calls, public webcasts, our X (formerlyTwitter) feed (@Compass), our Facebook page, our LinkedIn page, our Instagram account, our YouTube channel, and Robert Reffkin’s X (formerly Twitter) feed (@RobReffkin) and Instagram account (@robreffkin). Accordingly, investors should monitor each of these disclosure channels.

1 Compass was ranked number one real estate brokerage in sales volume for 2023 by Real Trends in March 2024 for the third year in a row.

Preliminary Financial Information
This press release includes statements related to our preliminary financial results for the quarter and year ended December 31, 2024. As of the date of this press release, we have not yet completed our financial closing procedures for the quarter and year ended December 31, 2024 and the Company’s audited consolidated financial statements for the year ended December 31, 2024 are not yet available. Additionally, our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial information and does not express an opinion or provide any other form of assurance with respect to this preliminary financial information. Any statements related to the preliminary financial information included herein may materially differ from the actual results that will be reflected in the Company’s audited consolidated financial statements and should not be considered a substitute for the financial information the Company will file with the SEC in its annual report on Form 10-K for the fiscal year ended December 31, 2024.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the fourth quarter of 2024 and the full year of 2024, non-GAAP OPEX and free cash flow expectations for the full year of 2024, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general economic conditions, economic and industry downturns, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate; the effect of monetary policies of the federal government and its agencies; high interest rates; ongoing industry antitrust class action litigation (including lawsuits filed against us) or any related regulatory activities; any decreases in our gross commission income or the percentage of commissions that we collect; low home inventory levels; our ability to carefully manage our expense structure; adverse economic, real estate or business conditions in geographic areas where our business is concentrated and/or impacting high-end markets; our ability to continuously innovate, improve and expand our platform, including tools and features integrating machine learning and artificial intelligence; our ability to expand our operations and to offer additional integrated services; our ability to realize expected benefits from our joint ventures; our ability to compete successfully; our ability to attract and retain highly qualified personnel and to recruit agents; our ability to re-accelerate our business growth given our current expense structure; fluctuation in our quarterly results and other operating metrics; the loss of one or more key personnel; actions by our agents or employees that could adversely affect our reputation and subject us to liability; our ability to pursue acquisitions that are successful and can be integrated into our existing operations; changes in mortgage underwriting standards; our ability to maintain or establish relationships with third-party service providers; the impact of cybersecurity incidents and the potential loss of critical and confidential information; the reliability of our fraud detection processes and information security systems; depository banks not honoring our escrow and trust deposits; adoption of alternatives to full-service agents by consumers; our ability to develop and maintain an effective system of disclosure controls and internal control over financial reporting; covenants in our debt agreements that may restrict our borrowing capacity or operating activities; our abilities to use net operating losses and other tax attributes; changes in, and our reliance on, accounting standards, assumptions, estimates and business data; the dependability of our platform and software; our ability to maintain our company culture; our ability to obtain or maintain adequate insurance coverage; processing, storage, and use of personal information and other data, and compliance with privacy laws and regulations; natural disasters and catastrophic events; the effect of the claims, lawsuits, government investigations and other proceedings; changes in federal or state laws that would require our agents to be classified as employees; our ability to protect our intellectual property rights and our reliance on the intellectual property rights of third parties; the impact of having a multi-class structure of common stock; and other risks set forth in our annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

More information about factors that could adversely affect our business, financial condition and results of operations, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com/ and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, non-GAAP OPEX, and free cash flow, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA, non-GAAP OPEX and free cash flow in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA, non-GAAP OPEX and free cash flow are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA, non-GAAP OPEX and free cash flow have limitations as analytical tools. Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP OPEX and free cash flow alongside other financial performance measures, including net loss attributable to Compass, Inc., GAAP OPEX, operating cash flows and our other GAAP measures. In evaluating Adjusted EBITDA, non-GAAP OPEX and free cash flow, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA, non-GAAP OPEX and free cash flow should not be construed to imply that our future results will be unaffected by the types of items excluded from these calculations of Adjusted EBITDA, non-GAAP OPEX and free cash flow. Adjusted EBITDA, non-GAAP OPEX and free cash flow are not presented in accordance with GAAP and the use of these terms vary from others in our industry.

About Compass
Compass is the largest residential real estate brokerage in the United States by sales volume1. Founded in 2012 and based in New York City, Compass provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.compass.com.

Investor Contact
Soham Bhonsle
soham.bhonsle@compass.com

Media Contact
Rory Golod
rory@compass.com